UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 2, 2007

THESTREET.COM, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-25779	06-1515824
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

14 Wall Street, New York, NY		10005
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code	(212) 321-5000

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On August 8, 2007, TheStreet.com, Inc. filed a Current Report on Form 8-K to report that it had closed its acquisition of Corsis Technology Group II, LLC on August 2, 2007. In response to parts (a) and (b) of Item 9.01 of such Form 8-K, TheStreet.com, Inc. stated that it would file by amendment the required financial statements for Corsis Technology Group II, LLC and the required pro forma financial information, as permitted by paragraphs (a)(4) and (b)(2) to Item 9.01 to Form 8-K. This Form 8-K/A is being filed to provide the required financial statements and pro forma financial information.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Attached hereto as Exhibit 99.1 are the unaudited Corsis Technology Group II, LLC financial statements for the six months ended June 30, 2007 and June 30, 2006 and attached hereto as Exhibit 99.2 are the audited Corsis Technology Group II, LLC financial statements for the year ended December 31, 2006.

(b)	Pro forma financial information.

Attached hereto as Exhibit 99.3 is the TheStreet.com, Inc. and subsidiaries unaudited pro forma combined condensed consolidated financial information as of June 30, 2007 and for the six months then ended and for the year ended December 31, 2006.

(c)	Exhibits.

	23.1	Consent of Marcum & Kleigman, independent registered public accounting firm.

	99.1	Unaudited Corsis Technology Group II, LLC financial statements for the six months ended June 30, 2007 and June 30, 2006.

	99.2	Audited Corsis Technology Group II, LLC financial statements for the year ended December 31, 2006.

	99.3	TheStreet.com, Inc. and subsidiaries unaudited pro forma combined condensed consolidated financial information as of June 30, 2007 and for the six months then ended and for the year ended December 31, 2006.

EXHIBIT INDEX

Exhibit	Decription

23.1	Consent of Marcum & Kleigman, independent registered public accounting firm.

99.1	Unaudited Corsis Technology Group II, LLC financial statements for the six months ended June 30, 2007 and June 30, 2006.

99.2	Audited Corsis Technology Group II, LLC financial statements for the year ended December 31, 2006.

99.3	TheStreet.com, Inc. and subsidiaries unaudited pro forma combined condensed consolidated financial information as of June 30, 2007 and for the six months then ended and for the year ended December 31, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET.COM, INC.

	By:	/s/ Thomas J. Clarke, Jr
Thomas J. Clarke, Jr.
Chief Executive Officer

Dated: October 16, 2007